Exhibit 99.1
RESERVE AND ECONOMIC EVALUATION
FIELDPOINT PETROLEUM CORPORATION
SEC CASE ECONOMICS
AS OF JANUARY 1, 2011
PREPARED FOR
RAY REEVES
FEBRUARY 11, 2011
FLETCHER LEWIS ENGINEERING, INC.

February 11, 2011	5001 N. PENNSYLVANIA, SUITE 300 PENN PARK OFFICE CENTER OKLAHOMA CITY, OKLAHOMA 73112 (405) 840-5675
Fieldpoint Petroleum Corporation
Mr. Ray Reaves
1703 Edelweiss Dr.
Cedar Park, TX 78613

RE:	Reserve and Economic Evaluation Fieldpoint Petroleum Corporation SEC Case Economics As of January 1, 2011
Mr. Reaves:
As requested, I have prepared the Reserve and Economic Evaluation of various oil and gas properties owned by Fieldpoint Petroleum Corporation as of January 1, 2011. These evaluations consist of sixty-four (64) properties located throughout Oklahoma and Hemphill County, Texas. Many of these properties contain numerous wells with Behind-Pipe completions, additional drilling development potential and additional waterflood reserves. This report contains seventy-five (75) evaluations consisting of sixty-four (64) Proved Developed Producing properties, nine (9) Behind-Pipe properties and two (2) Proved Undeveloped properties. The two Proved Undeveloped properties consist of three (3) increased density wells to be drilled.

FLETCHER LEWIS ENGINEERING, INC.
Fieldpoint Petroleum Corporation
SEC Case

The Future Net Reserves and Future Net Revenue of the evaluated Fieldpoint Petroleum Corporation interests as of January 1, 2011, are as follows:

			FUTURE	DISCOUNTED
			NET	PRESENT
	NET OIL	NET GAS	REVENUE	WORTH 10%
	(BBLS)	(MCF)	$	$

Proved Developed Producing	70,529	111,742	3,532,924	2,199,304
Behind-Pipe	112,649	397,557	6,718,551	3,158,607
Proved Undeveloped	13,677	11,287	802,183	361,910

Summary Proved	196,855	520,586	11,053,658	5,719,821
Following this report is a table listing the individual well or lease locations and the evaluated Working Interest and Net Revenue Interest. Following is a table listing the individual and summary Future Net Reserves and Future Net Revenue as of January 1, 2011. Also following this report are the individual production and economic projections of each of these wells and their summaries.
RESERVE CATEGORIES
The reserves were assigned as Producing, Possible and Probable. There may be some variation on the individual reserve entity but the aggregate of the reserves were multiple entities should adhere to the required probabilities.

FLETCHER LEWIS ENGINEERING, INC.
Fieldpoint Petroleum Corporation
SEC Case

The reserves are estimated and anticipated to be recovered from known accumulations from a given date forward. These are based on the analysis of drilling, geological, geophysical and engineering data with the use of established technology under specified economic conditions which are generally accepted as being reasonable.
Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. There is at least a 90% probability that the quantities actually recovered will equal or exceed the estimated Proved reserves.
Probable reserves are those additional reserves are less certain to be recovered than Proved reserves. There is at least a 50% probability that the quantity actually recovered will equal or exceed the sum of the estimated Probable reserves.
Possible reserves are those additional reserves that are less certain to be recovered than Probable reserves. There is at least 10% probability that the quantity actually recovered will equal or exceed the sum of the estimated Possible reserves.
RESERVE DETERMINATION
All of the evaluated properties are disbursed by Ram Operating Company, although only slightly more than half are operated. The Ram Operating Company properties have production histories available through August and October 2010. The outside operated properties had sales histories available through August 2010.

FLETCHER LEWIS ENGINEERING, INC.
Fieldpoint Petroleum Corporation
SEC Case

The Proved Developed Producing properties were assigned reserves by assigning the latest available production rates and then extrapolating each property’s historical production decline until its economic limit was reached.
The Mount Gilcrease Unit has significant Behind-Pipe reserves located throughout the unit. Productive Calvin, Thurman, Earlsboro and Lower Booch sands are found in numerous wells; nineteen of these wells have been completed in these sands, although it should be noted that in these wellbores, additional Behind-Pipe sands still exist. Behind-Pipe Lower Booch reserves were assigned to twenty-five (25) of the remaining forty-seven (47) wellbores on a ten acre tract basis and on ten (10) of the fifteen (15) wellbores for the Calvin, Thurman and Earlsboro sands on a 40 acre tract basis; utilizing the porosities, water saturation and feet of net pay exhibited in the well logs, a 90% gas recovery factor for the Calvin, Thurman and Earlsboro zones and a 20% recovery factor for the Booch zones. These wells were scheduled to be completed in 2014 to 2018. These Behind-Pipe reserves are presented in two evaluations.
An additional two Gilcrease zones have been found to be productive in a recent recompletion and these same two zones are Behind-Pipe on the Britt Lease. Reserves were determined volumetrically utilizing the average net pay; porosity and water saturation exhibited though the area and a 15% recovery factor with a ten acre drainage per Behind-Pipe well. It is estimated that there are two wells with Behind-Pipe Gilcrease intervals in this lease. Reserves were assigned using an average initial production rate and decline to produce the volumetric reserves of each well and the recompletions are scheduled for January 2013.

FLETCHER LEWIS ENGINEERING, INC.
Fieldpoint Petroleum Corporation
SEC Case

The Diamond Lease is producing from the Booch formation which is currently being waterflooded and has seen its initial response in 2009. Additional Behind-Pipe Earlsboro and Thurman reserves were assigned in four wellbores as seen in the well logs with reserves based on the regional volumetric recoveries and a 40 acre drainage area per well; these Behind-Pipe reserves were scheduled for January 2013.
The Butler property has an additional well with Behind-Pipe Gilcrease, Booch, Thurman and Earlsboro reserves. Gas reserves were assigned the Thurman and Earlsboro on a 40 acre basis utilizing the exhibited net pays, porosities and water saturations and utilizing a 90% recovery factor and oil reserves for the Gilcrease and Booch on a ten acre basis utilizing a 20% recovery factor. This recompletion was scheduled for January 2013. There is also an additional drilling location to be completed in the Gilcrease, Booch and Senora formations that was assigned Proved Undeveloped reserves. Reserves were determined volumetrically and by offset analogous production.
The Nan #1-30 has Behind-Pipe Booch and Thurman and the Nan #2-30 has Behind-Pipe Thurman. The Nan #1-30 was scheduled to complete the Behind-Pipe zones in January 2012, and the Nan #2-30 was scheduled to complete the Behind-Pipe zone in April 2012.
The Provence A lease has six Behind-Pipe Cromwell zones which are scheduled to be recompleted in July 2012, 2013, 2014. There are also an additional two drilling locations which were scheduled to be drilled July 2012 and were assigned Proved Undeveloped reserves. These reserves were assigned based on analogous production.

FLETCHER LEWIS ENGINEERING, INC.
Fieldpoint Petroleum Corporation
SEC Case

Reserve estimates are only as reliable as the amount and quality of data that is available. The reserves assigned were developed with accepted engineering and evaluation principles, and are believed to be reasonable; however, the reserves should be accepted with the understanding that additional information subsequent to the date of this report might require their revision.
ECONOMIC ANALYSIS
The SEC rules require an average oil and gas price to be used that is derived from the first of the month oil and gas spot market prices as of the first of the month beginning in January through December 2010. The average posted price used was $74.13 per barrel and $4.23 per MCF. The individual first of the month prices and average prices are as follows:

	OIL PRICE	GAS PRICE
JAN 1, 2010	$74.44	$5.79
FEB 1, 2010	$69.60	$5.43
MAR 1, 2010	$73.64	$4.74
APR 1, 2010	$79.69	$3.83

FLETCHER LEWIS ENGINEERING, INC.
Fieldpoint Petroleum Corporation
SEC Case

MAY 1, 2010	$80.92	$3.95
JUN 1, 2010	$67.37	$3.96
JUL 1, 2010	$67.66	$4.58
AUG 1, 2009	$73.61	$4.29
SEP 1, 2010	$68.22	$3.32
OCT 1, 2010	$75.92	$3.57
NOV 1, 2010	$77.30	$3.06
DEC 1, 2010	$81.18	$4.18
AVERAGE	$74.13	$4.23
The monthly oil price actually received was $1.21 per barrel below the posted prices and an oil price of $72.92 was used for these properties. This price was held constant for the life of the evaluation.
This average posted gas price was then adjusted by the individual remittances (differential) to assign the average price for each well. Plant products were incorporated into the gas price. These gas prices were held constant for the life of this evaluation.
Operating expenses were examined and the average historical operating expenses were calculated for each property utilizing Joint Interest Billings supplied to Fieldpoint Petroleum. The Behind-Pipe and Proved Undeveloped properties were assigned operating expenses typical to the formation and area. These operating expenses were held constant throughout the life of the evaluation.

FLETCHER LEWIS ENGINEERING, INC.
Fieldpoint Petroleum Corporation
SEC Case

The estimated costs for completing the Behind-Pipe zones in the Mount Gilcrease Unit are $15,000.00 per Lower Booch completion and $15,000.00 per well for the shallower gas completions (the shallower completions will require additional cementing costs) for a single zone completion. The estimated costs for to recomplete the Nan #1 is $18,000.00 and the Nan #2 is $55,000.00. The Butler Behind-Pipe completion is $25,000.00, with $60,000.00 to drill the additional well. The Provence A Behind-Pipe recompletion costs are $15,000.00 per well with $35,000.00 to drill and complete each of the two proposed wells.
Applicable Severance and Ad Valorum Taxes have been considered in the economic evaluations. No consideration has been given to depreciation or Federal or State Income Taxes. Also, no future value was given for salvage equipment nor future costs to plug or abandon these wells (in most cases the salvage value is equal to plugging costs), for this evaluation.
GENERAL
In evaluating the information available for this appraisal only the engineering data was evaluated with no potential legal or accounting considerations. The conclusions expressed were derived using accepted and sound engineering methods; however, inherent uncertainties in interpretations of engineering data do exist and the conclusions represent only informed professional judgment.

FLETCHER LEWIS ENGINEERING, INC.
Fieldpoint Petroleum Corporation
SEC Case

The basic data and computations are not in this report, but are available for inspection and study by authorized parties. Should any additional information be required, please do not hesitate to call.
Sincerely,

Fletcher Lewis, P.E.
Fieldpoint- report 2011 sec

GENERAL INFORMATION
FIELDPOINT PETROLEUM CORPORATION PROPERTIES

				NET
			WORKING	REVENUE
			INTEREST	INTEREST
WELL NAME	LOCATION	COUNTY	%	%

ALEXANDER #1-3	3 B&B SUR	HEMPHILL	0.0585	0.0180
BARGER #1-11	11-9N-11W	CADDO	0.1953	0.1587
BARGER #2-11	11-9N-11W	CADDO	0.1953	0.1485
BARROW #1-31	31-10N-11W	CADDO	0.0974	0.0842
BARROW #2-31	31-10N-11W	CADDO	0.3896	0.3367
BRITT LEASE	20-4N-7E	PONTOTOC	25.0000	18.5797
BRITT 10 LEASE	20-4N-7E	PONTOTOC	25.0000	20.3125
LOWINDA BROWN #6-8	7-1N-8E	COAL	21.8750	9.5703	OIL
				19.5703	GAS
BUTLER LEASE	30-5N-8E	PONTOTOC	25.0000	20.9003
CHANUTE LEASE	36-5N-7E	PONTOTOC	25.0000	21.8750
CITY OF ARDMORE #1-3	3-5S-2E	CARTER	0.8536	0.6651
DEVAUGHAN #1-31	31-10N-11W	CADDO	0.3896	0.3367
DIAMOND LEASE	30-5N-8E	PONTOTOC	25.0000	20.8840
ECKROAT #1-15		OKLAHOMA	16.7637	13.4109
FRANK EDGE #1-11	11-9N-11W	CADDO	0.1953	0.1587
IDA EDGE #1-11	11-9N-11W	CADDO	0.1953	0.1587
FOLMAR #1-27	27-12N-2W	OKLAHOMA	17.1875	14.9274
DORA HELMS #3-2	2-1N-7E	OKLAHOMA	18.8423	15.7478
DORA HELMS #4-2	2-1N-7E	PONTOTOC	18.8423	17.1831
HENDRICKS #1-15	15-6N-9W	CADDO	0.1094	0.0634
HENDRICKS TRUST #1-27	27-12N-2W	OKLAHOMA	25.0000	20.3125
IDA HOLLIE #1-20	20-7N-23E	LEFLORE	0.5207	0.4232
IDA HOLLIE #2-20	20-7N-23E	LEFLORE	0.5207	0.4232
E E HOUSE #1-12	12-1N-7E	PONTOTOC	21.8750	9.5704	OIL
				19.1407	GAS
E E HOUSE #10-12	12-1N-7E	PONTOTOC	21.8750	9.5704	OIL
				21.8750	GAS
JESSIE #1-24	24-12N-13W	CADDO	0.4035	0.3531
JESSIE TOWNSITE #1-2	2-1N-7E	PONTOTOC	18.8064	17.0021
KOLB #1-15	15-12N-2W	OKLAHOMA	21.8750	17.7734
fieldpoint 2011 — TABLESGENERAL

GENERAL INFORMATION
FIELDPOINT PETROLEUM CORPORATION PROPERTIES

				NET
			WORKING	REVENUE
			INTEREST	INTEREST
WELL NAME	LOCATION	COUNTY	%	%

LEWIS #1-11	11-5N-2W	MCCLAIN	11.2386	9.6085
LIVELY #1-6	6-5N-20E	LATIMER	0.3906	0.2930
MCBRIDE #1-8	8-9N-11W	CADDO	0.0977	0.0794
MCCURTAIN #1-1	1-1N-7E	PONTOTOC	20.5625	17.9922
MCDONALD LEASE	19-5N-8E	PONTOTOC	25.0000	21.8750
MCINTOSH #1-11	11-4N-9W	COMANCHE	0.1297	0.0979
MOONEY #1-29	29-6N-2W	MCCLAIN	17.1875	13.6211
MOUNT GILCREASE #3-12	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE #8-6	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE #8-9	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE UNIT	25,26&35-5N-7E	PONTOTOC	25.0000	21.7707
MUSE #1-33	33-2N-7E	PONTOTOC	6.2500	5.4688
NAN #1-30	30-5N-8E	PONTOTOC	25.0000	19.8242
NAN #2-30	30-5N-8E	PONTOTOC	25.0000	19.8242
NORTHEAST FITTS UNIT	22 & 23-2N-7E	PONTOTOC	0.0009	.00075
PARMENTER #2-4	4-18N-15W	DEWEY	2.8438	2.2395
K O PAYNE #1-10	10-17N-12W	BLAINE	1.1349	0.9431
PETTYJOHN B	1-1N-7E	PONTOTOC	25.0000	20.5078
CE PETTYJOHN	1-1N-7E	PONTOTOC	25.0000	20.5078
GLADYS PETTYJOHN	1-1N-7E	PONTOTOC	25.0000	21.0937
POLLARD #2-31	31-19N-4W	LOGAN	4.5921	3.7411
POWELL D #1-22	22-7N-8W	GRADY	3.1250	2.5000
PROVENCE #1-2	2-1N-7E	PONTOTOC	25.0000	20.8733
PROVENCE A LEASE	2-1N-7E	PONTOTOC	25.0000	20.8733
ROSSER #1-31	31-10N-11W	CADDO	0.0974	0.0842
ROZIE #1-31	31-10N-11W	CADDO	0.0974	0.0760
SANDY A #1-8	8-1N-8E	COAL	4.9781	4.0771
SHAW #1-11	11-9N-11W	CADDO	0.1953	0.1587
R W SIMPSON #1-12	12-1N-7E	PONTOTOC	21.8750	19.1407
TEX #1-14	14-4N-16E	PITTSBURG	0.8203	0.6768
fieldpoint 2011 — TABLESGENERAL

GENERAL INFORMATION
FIELDPOINT PETROLEUM CORPORATION PROPERTIES

				NET
			WORKING	REVENUE
			INTEREST	INTEREST
WELL NAME	LOCATION	COUNTY	%	%

THOMAS #1-20	20-2N-7E	PONTOTOC	21.8750	18.8241
GEORGE THOMPSON #1-1	1-1N-7E	PONTOTOC	15.1563	12.3145
PHARR THOMPSON #1-2	2-1N-7E	PONTOTOC	5.6989	4.9680
THOMPSON HEIRS #4 & 5-1	1-1N-7E	PONTOTOC	17.5938	15.0108
TROGDEN #1-15	15-6N-9W	CADDO	0.0936	0.0708
VIRGINIA #1-31	31-10N-11W	CADDO	0.0974	0.0676
fieldpoint 2011 — TABLESGENERAL

RESERVE AND ECONOMIC EVALUATION
FIELDPOINT PETROLEUM CORPORATION
AS OF JANUARY 1, 2011

		NET OIL	NET GAS	FUTURE NET	DISCOUNTED
NAME	STATUS	BBLS	MCF	CASHFLOW	10% $

ALEXANDER #1-3	PDP	0	0	0	0
BARGER #1-11	PDP	3	135	231	191
BARGER #2-11	PDP	2	17	35	32
BARROW #1-31	PDP	4	312	926	692
BARROW #2-31	PDP	11	1,076	3,920	2,913
BRITT LEASE	PDP	0	0	0	0
BRITT 10 LEASE	BHP	6,799	0	413,105	212,290
BRITT 10 LEASE	PDP	0	0	0	0
LOWINDA BROWN #6-8	PDP	1,516	17,299	108,934	74,527
BUTLER LEASE	PDP	6	18	1	1
	BHP	564	61,238	116,614	80,712
	PUD	9,405	11,287	592,325	237,065
CHANUTE LEASE	PDP	1,751	0	61,499	41,375
CITY OF ARDMORE #1-3	PDP	0	1,706	2,918	2,325
DEVAUGHAN #1-31	PDP	2	486	1,414	1,153
DIAMOND LEASE	PDP	20,228	0	937,635	602,086
	BHP	0	18,265	26,593	19,264
ECKROAT #1-15	PDP	0	0	0	0
FRANK EDGE #1-11	PDP	3	57	109	96
IDA EDGE #1-11	PDP	10	298	966	709
FOLMAR #1-27	PDP	5,743	0	320,667	176,334
DORA HELMS #3-2	PDP	336	11,241	39,051	25,764
DORA HELMS #4-2	PDP	0	4,743	7,259	5,532
HENDRICKS #1-15	PDP	0	47	37	34
HENDRICKS TRUST #1-27	PDP	0	0	0	0
IDA HOLLIE #1-20	PDP	0	1,555	4,341	3,464
IDA HOLLIE #2-20	PDP	0	146	65	60
E E HOUSE #1-12	PDP	985	5,265	72,489	52,365
E E HOUSE #10-12	PDP	0	22,611	53,447	34,465
JESSIE #1-24	PDP	0	598	774	624
JESSIE TOWNSITE #1-2	PDP	5,876	0	346,962	196,270
KOLB #1-15	PDP	0	0	0	0
fieldpoint 2011 — TABLES

1

RESERVE AND ECONOMIC EVALUATION
FIELDPOINT PETROLEUM CORPORATION
AS OF JANUARY 1, 2011

		NET OIL	NET GAS	FUTURE NET	DISCOUNTED
NAME	STATUS	BBLS	MCF	CASHFLOW	10% $

LEWIS #1-11	PDP	326	22,794	125,211	61,678
LIVELY #1-6	PDP	0	435	710	627
MCBRlDE #1-8	PDP	0	0	0	0
MCCURTAIN #1-1	PDP	295	964	9,670	7,876
MCDONALD LEASE	PDP	876	0	13,752	11,707
	BHP	6,264	16,615	431,241	264,656
MCINTOSH #1-11	PDP	0	8	1	1
MOONEY #1-29	PDP	1,259	0	48,061	27,742
MOUNT GILCREASE #3-12	PDP	0	0	0	0
MOUNT GILCREASE #8-6	PDP	0	0	0	0
MOUNT GILCREASE #8-9	PDP	0	1,351	166	158
MOUNT GILCREASE UNIT	PDP	8,575	0	160,307	134,960
	BHP	0	279,036	383,045	259,343
	BHP	83,663	0	4,526,768	1,826,524
MUSE #1-33	PDP	1,206	0	63,577	35,111
NAN #1-30	PDP	726	0	14,284	11,424
	BHP	0	22,403	39,825	30,943
NAN #2-30	BHP	2,974	0	173,313	119,031
NORTHEAST FITTS UNIT	PDP	134	0	4,790	3,839
PARMENTER #2-4	PDP	6	813	1,373	1,120
K O PAYNE #1-10	PDP	0	0	0	0
PETTYJOHN B	PDP	0	0	0	0
CE PETTYJOHN	PDP	80	3,577	2,905	2,778
GLADYS PETTYJOHN	PDP	0	0	0	0
POLLARD #2-31	PDP	77	1,217	2,640	2,191
POWELL D #1-22	PDP	0	3,725	8,217	5,869
PROVENCE #1-2	PDP	0	0	0	0
PROVENCE A LEASE	PDP	0	5,270	4,190	3,517
	BHP	12,385	0	608,047	345,846
	PUD	4,272	0	209,858	124,845
ROSSER #1-31	PDP	1	172	555	403
ROZIE #1-31	PDP	2	310	689	523
fieldpoint 2011 — TABLES

2

RESERVE AND ECONOMIC EVALUATION
FIELDPOINT PETROLEUM CORPORATION
AS OF JANUARY 1, 2011

		NET OIL	NET GAS	FUTURE NET	DISCOUNTED
NAME	STATUS	BBLS	MCF	CASHFLOW	10% $

SANDY A #1-8	PDP	0	0	0	0
SHAW #1-11	PDP	0	0	0	0
R W SIMPSON #1-12	PDP	0	0	0	0
SPENCER #1-23	PDN	0	0	0	0
TEX #1-14	PDP	0	2,041	2,635	1,898
THOMAS #1-20	PDP	15,416	0	866,727	516,740
GEORGE THOMPSON #1-1	PDP	2,188	0	110,329	62,649
PHARR THOMPSON #1-2	PDP	141	1,285	6,001	4,248
THOMPSON HEIRS #4 & 5-1	PDP	2,743	0	122,226	81,056
TROGDEN #1-15	PDP	0	3	0	0
VIRGINIA #1-31	PDP	1	168	199	177

PROVED DEVELOPED PRODUCING		70,529	111,742	3,532,924	2,199,304
BEHIND-PIPE		112,649	397,557	6,718,551	3,158,607

PROVED UNDEVELOPED		13,677	11,287	802,183	361,910
SUMMARY PROVED		196,855	520,586	11,053,658	5,719,821
fieldpoint 2011 — TABLES

3

RESERVES AND ECONOMICS
SUMMARY
AS OF JAN 1, 2011
Run Date 2/4/2011 5:21

INTERESTS AND DATE FIRST EFFECTIVE				PRESENT WORTH M$
COST	LIQUID	GAS	DATE	5.000	7715.855
				10.000	5719.821
				15.000	4441.976
				20.000	3577.572
				25.000	2966.070

	WELL COUNT		API	BASE	TRANS	PROD	ADVAL	PRICES			CF/BBL	GROSS	RESERVES		% GROSS
	GROSS	NET	OR BTU	PRICE	CHARGE	TAXES	TAXES	BEGIN	ENDING	LIFE WT	BL/MMCF	CUMULATIVE	REMAINING	ULTIMATE	REMAINING
OIL	156	33.54						72.92	72.92	72.92	5064	7835.36	1161.90	8997.26	12.91% OIL
GAS	40	5.03						4.43	4.61	2.71	197	88514.53	6140.85	94655.37	6.49% GAS
COND	0	0.00						72.92	72.92	72.92	0	368.88	50.81	419.70	12.11% COND

	GROSS	GROSS OIL +	GROSS GAS	NET OIL	NET GAS	EFF OIL &	EFFECTIVE	OIL + COND	GAS	TOTAL
	WELL COUNT	COND PROD	PRODUCTION	COND PROD	PRODUCTION	COND PRICE	GAS PRICE	SALES	SALES	SALES
YEAR	WELLS/MO	MBBLS	MMCF	MBBLS	MMCF	$/BBL	$/MCF	M$	M$	M$
2011	108.000	87.733	761.738	8.184	14.836	72.920	4.472	596.793	66.355	663.147
2012	112.000	88.689	709.758	9.570	25.982	72.920	3.928	697.835	102.046	799.881
2013	119.000	93.191	698.183	11.811	46.468	72.920	3.268	861.233	151.846	1013.079
2014	131.000	94.258	1164.033	13.142	163.347	72.920	2.170	958.335	354.486	1312.821
2015	139.000	95.322	938.672	14.411	129.412	72.920	2.167	1050.849	280.501	1331.349
2016	142.000	93.431	523.565	14.858	49.751	72.920	2.418	1083.439	120.286	1203.725
2017	86.000	89.726	374.258	14.833	29.843	72.920	2.635	1081.649	78.627	1160.276
2018	88.000	88.280	247.251	15.215	13.315	72.920	3.342	1109.514	44.496	1154.009
2019	71.000	73.983	180.337	14.028	9.412	72.920	3.606	1022.891	33.937	1056.828
2020	69.000	62.354	142.813	12.367	6.535	72.920	4.143	901.792	27.072	928.864
2021	66.000	54.920	109.077	10.878	4.949	72.920	4.482	793.204	22.185	815.389
2022	65.000	47.648	81.204	9.440	4.378	72.920	4.496	688.331	19.683	708.014
2023	62.000	40.858	52.008	8.081	3.629	72.920	4.554	589.296	16.524	605.820
2024	61.000	35.823	32.205	7.104	3.234	72.920	4.555	518.029	14.729	532.758
2025	58.000	31.498	22.533	6.247	2.821	72.920	4.565	455.531	12.879	468.410
SUB TOTAL	142.000	1077.714	6037.635	170.169	507.910	72.920	2.649	12408.719	1345.652	13754.371
REMAINDER	55.000	134.995	103.212	26.686	12.676	72.920	5.311	1945.943	67.320	2013.263
TOT 36.7 YR	142.000	1212.709	6140.847	196.855	520.586	72.920	2.714	14354.662	1412.972	15767.635

	EFFECTIVE	NET TOTAL	DIR OPR EXP	TOT OPR EXP	OPERATING	TOT INVEST	NET	CUM NET	NET C.F	CUM C.F
	WPT TAX	PROD TAXES	ADVAL TAX	+ TAXES	REVENUE	TANG+INTANG	CASHFLOW	CASHFLOW	DISC @ 10.0	DISC @ 10.0
YEAR	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$
2011	0.000	47.765	159.356	207.121	456.026	0.000	456.026	456.026	434.133	434.133
2012	0.000	57.537	168.970	226.506	573.375	49.250	524.125	980.151	450.540	884.673
2013	0.000	72.888	194.113	267.001	746.078	51.250	694.828	1674.979	544.518	1429.191
2014	0.000	94.452	218.637	313.089	999.732	48.750	950.982	2625.960	677.538	2106.729
2015	0.000	95.793	236.636	332.429	998.920	33.750	965.170	3591.130	626.873	2733.602
2016	0.000	86.614	221.134	307.748	895.976	18.750	877.226	4468.357	517.361	3250.963
2017	0.000	83.474	164.933	248.408	911.869	18.750	893.119	5361.475	478.453	3729.417
2018	0.000	83.040	152.384	235.424	918.585	18.750	899.835	6261.311	438.712	4168.129
2019	0.000	76.038	143.232	219.270	837.558	0.000	837.558	7098.869	371.633	4539.762
2020	0.000	66.839	141.046	207.886	720.979	0.000	720.979	7819.848	290.890	4830.652
2021	0.000	58.672	138.998	197.669	617.720	0.000	617.720	8437.568	226.579	5057.230
2022	0.000	50.951	137.326	188.277	519.737	0.000	519.737	8957.305	173.387	5230.617
2023	0.000	43.589	133.761	177.350	428.470	0.000	428.470	9385.775	129.878	5360.495
2024	0.000	38.336	133.250	171.586	361.172	0.000	361.172	9746.947	99.541	5460.036
2025	0.000	33.704	132.188	165.892	302.518	0.000	302.518	10049.465	75.801	5535.837
SUB TOTAL	0.000	989.693	2475.963	3465.656	10288.715	239.250	10049.465	10049.465	5535.837	5535.837
REMAINDER	0.000	144.828	864.242	1009.070	1004.193	0.000	1004.193	11053.658	183.984	5719.821
TOT 36.7 YR	0.000	1134.521	3340.205	4474.726	11292.908	239.250	11053.658	11053.658	5719.821	5719.821

RESERVES AND ECONOMICS
SUMMARY
PROVED DEVELOPED PRODUCING
AS OF JAN 1, 2011
Run Date 2/4/2011 5:14

INTERESTS AND DATE FIRST EFFECTIVE				PRESENT WORTH M$
COST	LIQUID	GAS	DATE	5.000	2714.550
				10.000	2199.304
				15.000	1851.176
				20.000	1602.506
				25.000	1416.931

	WELL	COUNT	API	BASE	TRANS.	PROD.	ADVAL	PRICES			CF/BBL	GROSS	RESERVES		% GROSS
	GROSS	NET	OR BTU	PRICE	CHARGE	TAXES	TAXES	BEGIN	ENDING	LIFE WT	BL/MMCF	CUMULATIVE	REMAINING	ULTIMATE	REMAINING
OIL	115	23.29						72.92	72.92	72.92	6833	7794.51	568.54	8363.04	6.80% OIL
GAS	25	1.28						4.43	5.91	4.91	146	88481.07	4232.13	92713.20	4.56% GAS
COND	0	0.00						72.92	72.92	72.92	0	368.88	50.81	419.70	12.11% COND

	GROSS	GROSS OIL +	GROSS GAS	NET OIL	NET GAS	EFF OIL &	EFFECTIVE	OIL + COND	GAS	TOTAL
	WELL COUNT	COND PROD	PRODUCTION	COND PROD	PRODUCTION	COND PRICE	GAS PRICE	SALES	SALES	SALES
YEAR	WELLS/MO	MBBLS	MMCF	MBBLS	MMCF	$/BBL	$/MCF	M$	M$	M$
2011	108.000	87.733	761.738	8.184	14.836	72.920	4.472	596.793	66.355	663.147
2012	104.000	80.249	644.901	7.832	12.922	72.920	4.593	571.100	59.348	630.447
2013	101.000	70.316	529.088	7.163	11.366	72.920	4.689	522.300	53.293	575.593
2014	100.000	62.150	453.362	6.494	9.808	72.920	4.742	473.563	46.509	520.072
2015	99.000	54.788	379.625	5.896	8.555	72.920	4.788	429.935	40.962	470.897
2016	97.000	47.423	327.978	5.120	7.730	72.920	4.807	373.344	37.157	410.501
2017	40.000	37.830	264.683	3.785	6.425	72.920	4.913	276.029	31.565	307.594
2018	37.000	33.166	210.178	3.415	5.596	72.920	4.891	249.058	27.368	276.426
2019	32.000	22.852	158.971	3.073	4.946	72.920	4.918	224.053	24.326	248.378
2020	30.000	17.723	132.760	2.811	4.435	72.920	4.939	204.969	21.907	226.876
2021	28.000	15.930	103.554	2.534	3.795	72.920	4.972	184.760	18.871	203.630
2022	27.000	14.099	76.856	2.264	3.469	72.920	4.984	165.057	17.289	182.345
2023	26.000	12.539	49.423	2.023	3.089	72.920	5.035	147.546	15.552	163.099
2024	25.000	11.053	29.749	1.809	2.721	72.920	5.074	131.917	13.806	145.723
2025	22.000	9.811	20.200	1.616	2.333	72.920	5.144	117.839	12.001	129.839
SUB TOTAL	108.000	577.662	4143.066	64.019	102.024	72.920	4.767	4668.261	486.307	5154.568
REMAINDER	19.000	41.686	89.061	6.510	9.718	72.920	6.379	474.709	61.996	536.705
TOT 36.7 YR	108.000	619.348	4232.127	70.529	111.742	72.920	4.907	5142.970	548.303	5691.274

	EFFECTIVE	NET TOTAL	DIR OPR EXP	TOT OPR EXP	OPERATING	TOT INVEST	NET	CUM NET	NET C.F.	CUM C.F.
	WPT TAX	PROD TAXES	ADVAL TAX	+ TAXES	REVENUE	TANG+INTANG	CASHFLOW	CASHFLOW	DISC [ILLEGIBLE] 10.0	DISC [ILLEGIBLE] 10.0
YEAR	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$
2011	0.000	47.765	159.356	207.121	456.026	0.000	456.026	456.026	434.133	434.133
2012	0.000	45.358	158.020	203.377	427.070	0.000	427.070	883.096	369.126	803.258
2013	0.000	41.410	157.213	198.623	376.970	0.000	376.970	1260.066	296.248	1099.506
2014	0.000	37.418	154.437	191.855	328.216	0.000	328.216	1588.283	234.519	1334.026
2015	0.000	33.887	152.336	186.223	284.674	0.000	284.674	1872.956	184.985	1519.011
2016	0.000	29.540	135.134	164.674	245.827	0.000	245.827	2118.783	145.228	1664.239
2017	0.000	22.125	69.233	91.359	216.236	0.000	216.236	2335.019	116.030	1780.269
2018	0.000	19.899	64.684	84.583	191.843	0.000	191.843	2526.862	93.688	1873.957
2019	0.000	17.866	59.832	77.698	170.681	0.000	170.681	2697.543	75.682	1949.639
2020	0.000	16.326	59.246	75.573	151.303	0.000	151.303	2848.846	61.038	2010.677
2021	0.000	14.660	57.998	72.657	130.973	0.000	130.973	2979.819	48.089	2058.766
2022	0.000	13.125	57.926	71.052	111.294	0.000	111.294	3091.113	37.123	2095.889
2023	0.000	11.735	57.561	69.296	93.803	0.000	93.803	3184.915	28.434	2124.323
2024	0.000	10.492	57.050	67.542	78.181	0.000	78.181	3263.096	21.570	2145.893
2025	0.000	9.342	55.988	65.330	64.509	0.000	64.509	3327.605	16.166	2162.059
SUB TOTAL	0.000	370.950	1456.013	1826.963	3327.605	0.000	3327.605	3327.605	2162.059	2162.059
REMAINDER	0.000	38.595	292.792	331.387	205.318	0.000	205.318	3532.924	37.245	2199.304
TOT 36.7 YR	0.000	409.545	1748.805	2158.350	3532.924	0.000	3532.924	3532.924	2199.304	2199.304

RESERVES AND ECONOMICS
SUMMARY
BEHIND-PIPE
AS OF JAN 1, 2011
Run Date 2/4/2011 5:18

INTERESTS AND DATE FIRST EFFECTIVE				PRESENT WORTH M$
COST	LIQUID	GAS	DATE
				5.000	4482.312
				10.000	3158.607
				15.000	2324.040
				20.000	1770.171
				25.000	1386.783

	WELL	COUNT	API	BASE	TRANS	PROD	ADVAL	PRICES			CF/BBL	GROSS	RESERVES		% GROSS
	GROSS	NET	OR BTU	PRICE	CHARGE	TAXES	TAXES	BEGIN	ENDING	LIFE WT	BL/MMCF	CUMULATIVE	REMAINING	ULTIMATE	REMAINING
OIL	37	9.25						0.00	72.92	72.92	3513	0.00	527.90	527.90	100.00% OIL
GAS	15	3.75						0.00	2.57	2.12	285	0.00	1854.72	1854.72	100.00% GAS
COND	0	0.00						0.00	0.00	0.00	0	0.00	0.00	0.00	0.00% COND

	GROSS	GROSS OIL +	GROSS GAS	NET OIL	NET GAS	EFF OIL &	EFFECTIVE	OIL + COND	GAS	TOTAL
	WELL COUNT	COND PROD	PRODUCTION	COND PROD	PRODUCTION	COND PRICE	GAS PRICE	SALES	SALES	SALES
YEAR	WELLS/MO	MBBLS	MMCF	MBBLS	MMCF	$/BBL	$/MCF	M$	M$	M$
2011	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2012	6.000	6.712	64.857	1.377	13.060	72.920	3.269	100.411	42.699	143.109
2013	15.000	18.035	166.962	3.638	34.656	72.920	2.821	265.283	97.751	363.034
2014	28.000	26.084	706.567	5.389	152.681	72.920	2.007	392.966	306.433	699.398
2015	37.000	35.072	555.148	7.374	120.042	72.920	1.983	537.712	238.071	775.783
2016	42.000	41.041	191.883	8.700	41.247	72.920	1.982	634.404	81.736	716.140
2017	43.000	47.365	106.057	10.101	22.683	72.920	2.016	736.565	45.739	782.304
2018	48.000	50.970	33.731	10.934	7.021	72.920	2.261	797.307	15.871	813.178
2019	36.000	47.330	18.191	10.161	3.802	72.920	2.214	740.940	8.416	749.356
2020	36.000	41.136	7.037	8.826	1.470	72.920	2.742	643.592	4.031	647.623
2021	35.000	35.768	2.658	7.671	.555	72.920	4.030	559.369	2.237	561.606
2022	35.000	30.571	1.627	6.554	.340	72.920	4.030	477.918	1.370	479.288
2023	33.000	25.562	0.000	5.482	0.000	72.920	0.000	399.747	0.000	399.747
2024	33.000	22.211	0.000	4.760	0.000	72.920	0.000	347.099	0.000	347.099
2025	33.000	19.307	0.000	4.134	0.000	72.920	0.000	301.451	0.000	301.451
SUB TOTAL	48.000	447.164	1854.718	95.101	397.557	72.920	2.124	6934.765	844.352	7779.117
REMAINDER	33.000	80.738	0.000	17.548	0.000	72.920	0.000	1279.600	0.000	1279.600
TOT 24.8 YR	48.000	527.902	1854.718	112.649	397.557	72.920	2.124	8214.365	844.352	9058.717

	EFFECTIVE	NET TOTAL	DIR OPR EXP	TOT OPR EXP	OPERATING	TOT INVEST	NET	CUM NET	NET C.F	CUM C.F
	WPT TAX	PROD TAXES	ADVAL TAX	+ TAXES	REVENUE	TANG+INTANG	CASHFLOW	CASHFLOW	DISC [ILLEGIBLE]10.0	DISC [ILLEGIBLE]10.0
YEAR	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$
2011	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2012	0.000	10.286	9.000	19.286	123.823	31.750	92.073	92.073	77.511	77.511
2013	0.000	26.117	31.800	57.917	305.117	36.250	268.867	360.941	210.121	287.631
2014	0.000	50.321	57.900	108.221	591.177	48.750	542.427	903.368	385.662	673.293
2015	0.000	55.814	78.000	133.814	641.969	33.750	608.219	1511.587	394.949	1068.242
2016	0.000	51.529	79.700	131.229	584.911	18.750	566.161	2077.748	333.629	1401.870
2017	0.000	56.288	89.400	145.688	636.616	18.750	617.866	2695.614	330.767	1732.637
2018	0.000	58.508	81.400	139.908	673.270	18.750	654.520	3350.134	318.942	2051.580
2019	0.000	53.920	77.100	131.020	618.336	0.000	618.336	3968.470	274.419	2325.999
2020	0.000	46.601	75.500	122.101	525.522	0.000	525.522	4493.992	212.042	2538.041
2021	0.000	40.403	74.700	115.103	446.503	0.000	446.503	4940.494	163.734	2701.775
2022	0.000	34.488	73.100	107.588	371.700	0.000	371.700	5312.194	124.018	2825.793
2023	0.000	28.762	69.900	98.662	301.085	0.000	301.085	5613.280	91.268	2917.061
2024	0.000	24.973	69.900	94.873	252.226	0.000	252.226	5865.506	69.504	2986.565
2025	0.000	21.690	69.900	91.590	209.861	0.000	209.861	6075.367	52.583	3039.148
SUB TOTAL	0.000	559.700	937.300	1497.000	6282.117	206.750	6075.367	6075.367	3039.148	3039.148
REMAINDER	0.000	92.066	544.350	636.416	643.184	0.000	643.184	6718.551	119.459	3158.607
TOT 24.8 YR	0.000	651.766	1481.650	2133.416	6925.301	206.750	6718.551	6718.551	3158.607	3158.607

RESERVES AND ECONOMICS
SUMMARY
PROVED UNDEVELOPED
AS OF JAN 1, 2011
Run Date 2/4/2011 5:18

INTERESTS AND DATE FIRST EFFECTIVE				PRESENT WORTH M$
COST	LIQUID	GAS	DATE	5.000	518.992
				10.000	361.910
				15.000	266.760
				20.000	204.895
				25.000	162.357

	WELL	COUNT	API	BASE	TRANS	PROD	ADVAL	PRICES			CF/BBL	GROSS	RESERVES		% GROSS
	GROSS	NET	OR BTU	PRICE	CHARGE	TAXES	TAXES	BEGIN	ENDING	LIFE WT	BL/MMCF	CUMULATIVE	REMAINING	ULTIMATE	REMAINING
OIL	3	.75						0.00	72.920	72.92	825	0.00	65.46	65.46	100.00% OIL
GAS	0	0.00						0.00	1.80	1.80	1212	0.00	54.00	54.00	100.00% GAS
COND	0	0.00						0.00	0.00	0.00	0	0.00	0.00	0.00	0.00% COND

	GROSS	GROSS OIL +	GROSS GAS	NET OIL	NET GAS	EFF OIL &	EFFECTIVE	OIL + COND	GAS	TOTAL
	WELL COUNT	COND PROD	PRODUCTION	COND PROD	PRODUCTION	COND PRICE	GAS PRICE	SALES	SALES	SALES
YEAR	WELLS/MO	MBBLS	MMCF	MBBLS	MMCF	$/BBL	$/MCF	M$	M$	M$
2011	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2012	2.000	1.728	0.000	.361	0.000	72.920	0.000	26.324	0.000	26.324
2013	3.000	4.840	2.133	1.010	.446	72.920	1.800	73.649	.803	74.452
2014	3.000	6.024	4.104	1.259	.858	72.920	1.800	91.806	1.544	93.351
2015	3.000	5.462	3.899	1.141	.815	72.920	1.800	83.202	1.467	84.669
2016	3.000	4.967	3.704	1.038	.774	72.920	1.800	75.691	1.393	77.084
2017	3.000	4.531	3.518	.947	.735	72.920	1.800	69.055	1.323	70.378
2018	3.000	4.144	3.342	.866	.698	72.920	1.800	63.149	1.256	64.405
2019	3.000	3.801	3.175	.794	.664	72.920	1.800	57.898	1.195	59.094
2020	3.000	3.495	3.016	.730	.630	72.920	1.800	53.232	1.134	54.366
2021	3.000	3.222	2.865	.673	.599	72.920	1.800	49.075	1.078	50.153
2022	3.000	2.978	2.721	.622	.569	72.920	1.800	45.356	1.024	46.380
2023	3.000	2.757	2.585	.576	.540	72.920	1.800	42.002	.972	42.974
2024	3.000	2.559	2.456	.535	.513	72.920	1.800	39.012	.923	39.936
2025	3.000	2.380	2.333	.497	.488	72.920	1.800	36.241	.878	37.120
SUB TOTAL	3.000	52.888	39.851	11.049	8.329	72.920	1.800	805.693	14.992	820.685
REMAINDER	3.000	12.571	14.151	2.628	2.958	72,920	1.800	191.634	5.324	196.958
TOT 22.5 YR	3.000	65.459	54.002	13.677	11.287	72.920	1.800	997.327	20.317	1017.643

	EFFECTIVE	NET TOTAL	DIR OPR EXP	TOT OPR EXP	OPERATING	TOT INVEST	NET	CUM NET	NET C.F.	CUM C.F.
	WPT TAX	PROD TAXES	ADVAL TAX	+ TAXES	REVENUE	TANG+INTANG	CASHFLOW	CASHFLOW	DISC [ILLEGIBLE] 10.0	DISC [ILLEGIBLE] 10.0
YEAR	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$
2011	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2012	0.000	1.893	1.950	3.843	22.481	17.500	4.981	4.981	3.904	3.904
2013	0.000	5.361	5.100	10.461	63.991	15.000	48.991	53.972	38.149	42.053
2014	0.000	6.713	6.300	13.013	80.338	0.000	80.338	134.310	57.357	99.411
2015	0.000	6.092	6.300	12.392	72.277	0.000	72.277	206.587	46.940	146.350
2016	0.000	5.545	6.300	11.845	65.239	0.000	65.239	271.826	38.504	184.854
2017	0.000	5.061	6.300	11.361	59.017	0.000	59.017	330.843	31.656	216.510
2018	0.000	4.633	6.300	10.933	53.472	0.000	53.472	384.315	26.081	242.591
2019	0.000	4.252	6.300	10.552	48.542	0.000	48.542	432.857	21.533	264.124
2020	0.000	3.912	6.300	10.212	44.154	0.000	44.154	477.010	17.810	281.934
2021	0.000	3.609	6.300	9.909	40.244	0.000	40.244	517.255	14.756	296.690
2022	0.000	3.337	6.300	9.637	36.743	0.000	36.743	553.998	12.246	308.935
2023	0.000	3.092	6.300	9.392	33.582	0.000	33.582	587.580	10.176	319.111
2024	0.000	2.871	6.300	9.171	30.765	0.000	30.765	618.345	8.467	327.578
2025	0.000	2.672	6.300	8.972	28.148	0.000	28.148	646.492	7.052	334.630
SUB TOTAL	0.000	59.043	82.650	141.693	678.992	32.500	646.492	646.492	334.630	334.630
REMAINDER	0.000	14.167	27.100	41.267	155.691	0.000	155.691	802.183	27.281	361.910
TOT 22.5 YR	0.000	73.210	109.750	182.960	834.683	32.500	802.183	802.183	361.910	361.910

4

Fletcher Lewis Engineering, Inc.
Standard Board and Rules 4-10(a) (1)-(32) of Regulation S-X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8), and 1203(a) of Regulations S-K of the Securities and Exchange Commission; provided, however, future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth herein.
Fletcher Lewis Engineering, Inc. is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the United States for over 28 years. Fletcher Lewis Engineering, Inc. does not have any financial interest including stock ownership, in FieldPoint. Our fees were not contingent on the results of our evaluation. Fletcher Lewis Engineering, Inc. has used all procedures and methods that it considers necessary to prepare this report.

Submitted,
/s/ Fletcher Lewis Engineering, Inc.
Fletcher Lewis Engineering, Inc
Oklahoma Registered Engineering Firm CA-804 Texas Registration ID #47928 Oklahoma Registration ID # 11663

/s/ Fletcher Lewis, P.E.
Fletcher Lewis, P.E.
President Fletcher Lewis Engineering, Inc.
CERTIFICATE of QUALIFICATION
I, Fletcher Lewis, Petroleum Engineer with Fletcher Lewis Engineering, Inc., 5001 N. Pennsylvania, Suite 300, Oklahoma City, Oklahoma, 73112 U.S.A., hereby certify:
1.
That I am President with Fletcher Lewis Engineering, Inc., which company did prepare the letter report addressed to FieldPoint dated March 1, 2010, and that I, as President, was responsible for the preparation of this report.

2.
That I attended Oklahoma University, and that I graduated with a Master of Science degree in Petroleum Engineering in the year 1978; that I am a Registered Professional Engineer in the State of Texas and Oklahoma; that I am a member of the Society of Petroleum Engineers and the American Association of Petroleum Geologists; and that I have in excess of 35 years of experience in the oil and gas reservoir studies and reserves evaluations.

/s/ Fletcher Lewis, P.E.
Fletcher Lewis, P.E.
President Fletcher Lewis Engineering, Inc.